Exhibit 99.1

For Release

UNITIL ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

HAMPTON, N.H., MAY 10, 2012 — Unitil Corporation (NYSE:UTL) (www.unitil.com) announced today that it priced a public offering of 2,400,000 newly issued shares of common stock at a public offering price of $25.25 per share. Unitil has also granted the underwriters a 30-day option to purchase up to an additional 360,000 shares to cover any over-allotments.

Net proceeds from this offering will be used to make equity capital contributions to Unitil’s regulated utility subsidiaries, to repay short-term debt and for general corporate purposes.

RBC Capital Markets, LLC is acting as the sole bookrunner for this offering. The senior co-managers for the offering are Robert W. Baird & Co. Incorporated and Janney Montgomery Scott LLC, and the co-manager is Brean Murray, Carret & Co., LLC.

A copy of the final prospectus supplement and the accompanying base prospectus relating to this offering is available at www.sec.gov and also may be obtained from:

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, NY 10281

Attention: Equity Syndicate

Phone: 877-822-4089

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and there will not be any sales in any jurisdiction in which such sales would be unlawful. The offer is being made only through the prospectus supplement and the accompanying base prospectus, which is part of a registration statement that became effective on April 11, 2012.

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6 Liberty Lane West

Hampton, New Hampshire 03842

www.unitil.com

Ph: 603-772-0775 Fax: 603-773-6605

About Unitil Corporation

Unitil Corporation is a public utility holding company with subsidiaries providing electric and natural gas delivery service in New Hampshire, Massachusetts and Maine and energy services throughout the northeast. Unitil Corporation serves approximately 173,300 utility customers in three states. Its utility affiliates include Unitil Energy Systems, Inc., Fitchburg Gas and Electric Light Company, Northern Utilities, Inc. and Granite State Gas Transmission, Inc. Its other subsidiaries include Usource L.L.C., its non-regulated business segment.

Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: Unitil’s regulatory environment (including regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of energy commodities and transmission capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; general economic conditions; variations in weather; long-term global climate change; Unitil’s ability to retain its existing customers and attract new customers; Unitil’s energy brokering customers’ performance under multi-year energy brokering contracts; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission, including those appearing under the caption “Risk Factors” in Unitil’s Annual Report on Form 10-K for the year ended December 31, 2011. These forward looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements.

For more information please contact:

David Chong – Investor Relations

Phone: 603-773-6499

Email: chong@unitil.com